EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


      As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 9, 2001 included in Pharmaceutical Resources, Inc. Form 10-K for the fiscal year ended December 31, 2000, and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Roseland, New Jersey
August 24, 2001